Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-291873) of our report dated March 31, 2026 with respect to the consolidated financial statements of Venu Holding Corporation and Subsidiaries, included in its Annual Report (Form 10-K) for the years ended December 31, 2025 and 2024, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the heading “Experts” appearing therein.

Grassi & Co., CPAs, P.C.

Jericho, New York

March 31, 2026